NASB Financial, Inc.

                     NEWS RELEASE

Contact:  Rhonda Nyhus
          Vice President and Treasurer
          NASB Financial, Inc.
          12498 South 71 Highway
          Grandview, MO  64030
          Phone (816) 765-2200


FOR IMMEDIATE RELEASE:  NASB Financial, Inc. Declares Cash Dividend on
Common Stock
     Grandview, Missouri (October 25, 2005) - At its board meeting on October 25, 2005, the Board of Directors of NASB Financial, Inc. (NASDAQ:NASB), declared a cash dividend on common stock of $0.225 per share. Also on October 25, 2005, the Board of Directors declared a special cash dividend on common stock of $0.225 per share. The quarterly and special dividend will be paid together on November 25, 2005, to stockholders of record November 4, 2005.
     NASB Financial, Inc. is a unitary thrift holding company for North American Savings Bank, F.S.B. ("North American" or the "Bank"). North American operates five offices in greater Kansas City, Missouri and others in Harrisonville, St. Joseph, and Excelsior Springs, Missouri. The Bank also has loan origination offices in Lee's Summit, Springfield, St. Charles and St. Louis, Missouri as well as Overland Park and Leawood, Kansas.

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